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                                                                     EXHIBIT 4.1


                       FORM OF SERIES A PREFERRED STOCK


                               FACE OF SECURITY



Certificate Number                                  Number of Shares of Series A
                                                                 Preferred Stock
[     ]                                                                  [     ]

                                                            CUSIP NO.: 582266201


             6.75% Series A Cumulative Convertible Preferred Stock
                          (par value $0.01 per share)
                  (liquidation preference $250.00 per share)


                                      of

                            McLeodUSA Incorporated


     McLeodUSA Incorporated, a Delaware corporation (the "Company"), hereby
certifies that [     ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 6.75% Series A Cumulative Convertible Preferred Stock (par value $0.01 per share) (liquidation preference $250.00 per share) (the "Series A Preferred Stock"). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 6.75% Series A Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof dated August [__], 1999, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
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     Reference is hereby made to select provisions of the Series A Preferred
Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                                       2
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     IN WITNESS WHEREOF, the Company has executed this certificate this [     ]
day of [        ], [     ].


                              McLEODUSA INCORPORATED

                              By
                                 -------------------------
                                 Name:
                                 Title:

[Seal]

                              By
                                 -------------------------
                                 Name:
                                 Title:

                                       3
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                              REVERSE OF SECURITY


     Dividends on each share of Series A Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations. Dividends may be paid in cash or in shares of Class A Common Stock of the Company, at the option of the Company.

     The shares of Series A Preferred Stock shall be redeemable as provided in the Certificate of Designations and in the Restated Certificate of Incorporation. The shares of Series A Preferred Stock shall be convertible into the Company's Class A Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

     As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Company.

                                       4
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                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:
                                                -------------------------------
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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

and irrevocably appoints:

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agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:_______________________

Signature:____________________________
(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee:/1/
                       --------------------------------------------------------



-------------------------
/1/ (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                       5